EMPLOYMENT AGREEMENT
This Employment Agreement (this “Agreement”) is entered into this 22nd day of December, 2020 (the “Effective Date”), by and between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and Douglas E. Brooks (“Executive”).
WHEREAS, Executive currently serves as a non-employee member of the Company’s Board of Directors (the “Board”); and
WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to enter into an employment agreement with Executive for Executive to serve as the Company’s Chief Executive Officer to permit the Company to conduct an active and thorough search for a new Chief Executive Officer, and Executive is willing to serve as Chief Executive Officer of the Company on that basis, subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Executive and the Company as follows:
1.Employment.
(a)Term. Executive’s employment under this Agreement shall commence on the Effective Date and shall terminate five business days after the date a successor Chief Executive Officer is appointed by the Board and commences duties, unless terminated earlier by either party upon 30 days’ advance written notice pursuant to the procedures set forth in Section 4 hereof (the “Employment Term”).
(b)Duties. During the Employment Term, Executive shall serve as Chief Executive Officer of the Company and shall report solely to the Board. Executive agrees that he shall perform his duties faithfully and efficiently and to the best of his abilities, subject to the directions of the Board. Executive shall devote Executive’s full business time and efforts to the performance of Executive’s assigned duties for the Company. Notwithstanding the foregoing, Executive may continue to serve on the board of directors of California Resources Corporation. During the Employment Term, the Company shall provide Executive with an office and administrative support at the Company’s headquarters commensurate with his position.
(c)Board Service. During the Employment Term, Executive shall continue to serve as a director and as Board Chair. Upon termination of the Employment Term, Executive shall resume service as a non-employee member of the Board.
2.Compensation.
(a)Continuation of Board Compensation. During the Employment Term, (i) Executive shall continue to receive equity grants and cash compensation awarded to non-employee members of the Board, to the Board Chair and to any other positions held by Executive as a director of the Company and (ii) Executive shall continue to vest in any equity awards granted to him as if he remained a non-employee member of the Board during the Employment Term. During the Employment Term, Executive shall remain subject to the stock ownership requirements, if any, applicable to non-employee members of the Board, but not to the stock ownership requirements, if any, applicable to executives of the Company.
(b)No Additional Compensation. In consideration for performing the services contemplated by this Agreement, Executive will not be entitled to receive any salary, compensation or benefits in addition to his compensation as a member of the Board described in Section 2(a).
(c)Legal Fees. The Company shall reimburse Executive for all reasonable legal fees and expenses incurred by Executive in connection with the negotiation and review of this Agreement and any documents ancillary thereto.
(d)Expense Reimbursement. During the Employment Term, the Company shall reimburse Executive, in accordance with the Company’s policies and procedures, for all expenses incurred by Executive in the performance of Executive’s duties hereunder.
3.Federal and State Withholding. The Company shall deduct from the amounts, if any, payable to Executive pursuant to this Agreement the amount of all required federal, state and local withholding taxes in accordance with Executive’s Form W-4 on file with the Company, and all applicable federal employment taxes.
4.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally or by overnight courier to the following address of the other parties hereto (or such other address for such parties as shall be specified by notice given pursuant to this Section) or (b) sent by facsimile to the following facsimile number of the other parties hereto (or such other facsimile number for such parties as shall be specified by notice given pursuant to this Section), with the confirmatory copy delivered by overnight courier to the address of such parties pursuant to this Section 4.
If to the Company, to:
Oasis Petroleum Inc.
1001 Fannin, Suite 1500
Houston, TX 77002
Facsimile: (281) 404-9501
Attention: Executive Vice President and General Counsel

If to Executive, to the last address set forth on the payroll records of the Company.
5.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.Indemnification; D&O Insurance. The Company and Executive entered into an Indemnification Agreement dated as of November [19], 2020 (the “Indemnification Agreement”). The Indemnification Agreement shall apply with full force and effect to Executive’s services as Chief Executive Officer (in addition to his services as a member of the Board) in accordance with the terms thereof. Executive shall be covered by the Company’s directors and officers liability insurance for his services as Chief Executive Officer (in addition to his services as a member of the Board) to the same extent as other members of the Board.
7.Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.
8.Successors and Assigns. This Agreement shall be enforceable by Executive and Executive’s heirs, executors, administrators and legal representatives, and by the Company and its successors and assigns. Executive may not assign this Agreement and any such assignment shall be null and void.
9.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas, without regard to principles of conflict of laws. To the extent that any party attempts to bring an action in court, Executive and the Company stipulate that personal jurisdiction over them in the state courts of Texas is proper and agree that venue shall lie solely in the courts of Texas over any such action.
10.Section 409A of the Code. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistently with such intent. Any reimbursement or advancement payable to Executive pursuant to this Agreement shall be conditioned on the submission by Executive of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Executive within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Executive incurred the reimbursable expense. Any amount of expenses eligible for reimbursement during a calendar year shall not affect the amount of expenses eligible for reimbursement during any other calendar year. The right to any reimbursement pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.
11.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
12.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.
[Remainder of Page Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

_/s/ Douglas E. Brooks_____________________________
DOUGLAS E. BROOKS

OASIS PETROLEUM INC.
By: /s/ Samantha Holroyd______________
Samantha Holroyd
Lead Independent Director

[Signature Page for Douglas Brooks Employment Agreement]